EXHIBIT 99.1

Pacific Energy Development Reports 3rd Quarter Operating Results
 Including Year Over Year Increase in Oil Production Volumes and a
47% Decrease in Operating Expenses

November 9, 2016 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE MKT: PED) (the “Company”), today reported its results for the third quarter of 2016.

Compared to the same quarter of the previous year, production grew to 25,617 barrels of oil produced during the third quarter of 2016 versus 25,256 barrels in the third quarter of 2015. In conjunction with this increase in production, the Company successfully reduced its SG&A expense by over 57% to $597 thousand this quarter compared to $1.389 million over the third quarter of 2015, contributing to a reduction in total operating expenses by over 47% to $1.644 million this quarter compared to $3.121 million over the third quarter of 2015.

The Company continues to work closely with GOM Holdings, LLC (“GOM”) to move the pending merger with GOM forward, and reported that the parent company of GOM had received approximately $7.5 million in funding intended to be used to pay down GOM accounts payable, one of the Company’s significant conditions precedent to the closing of the planned merger. In addition to the GOM merger, the Company is currently pursuing other acquisition opportunities in the D-J Basin.

Mr. Michael Peterson, the President and Chief Executive Officer of the Company, commented, “We are pleased with our third quarter results which demonstrate our ability to increase production while driving costs lower. With our May 2016 financing and debt restructuring in place, we are now in a position to have positive cash flow and are able to pay down our senior debt without being burdened with any interest payments until February 2018. We believe this puts the Company in an enviable position among small-cap oil and gas development companies, as we now have a run-way to seek acquisitions and other transactions that may increase our asset base, build cash flow and be accretive to our shareholders.”

Company Receives Continued Listing Standard Notice from the NYSE MKT

The Company also announced today that on November 3, 2016, the Company was notified by the NYSE MKT LLC (the “Exchange”) that the Exchange deemed it appropriate for the Company to effect a reverse stock split given the price per share of the Company’s common stock has closed at or below $0.20 per share since October 5, 2016. Pursuant to Part 10, Section 1003(f)(v) of the NYSE MKT Company Guide (the “Company Guide”), the continued listing of the Company’s common stock on the Exchange is predicated on the Company effecting a reverse stock split of its common stock no later than May 3, 2017.

The Company has notified the Exchange that it anticipates that this deficiency will be cured and that it will return to compliance with the Exchange’s continued listing standard. Notwithstanding the notice, the Company’s common stock will continue to be listed and trade on the Exchange and the Exchange’s notification does not have any immediate effect on the listing of the Company’s shares on the Exchange, except that until the Company regains compliance with the Exchange’s listing standards, a “.BC” indicator will be affixed to the Company’s trading symbol. The Company’s business operations, Securities and Exchange Commission (SEC) reporting requirements and debt instruments are unaffected by the notification, provided that if the Company is not in compliance with the continued listing standards by May 3, 2017, the Company will be subject to the Exchange’s delisting procedures.

Mr. Peterson commented, “We have been closely monitoring our stock price and already planned to seek shareholder approval for a reverse stock split at our upcoming annual shareholder meeting to be held on December 28, 2016, which stock split we believe will (if approved) satisfy the Exchange’s continued listing standards relating to our stock price. Accordingly, we strongly encourage all of our shareholders to vote in favor of the reverse stock split proposal at our upcoming annual shareholder meeting, either in person or by voting proxy. We believe our continued listing on the Exchange is an important component to our business strategy and ability to raise capital, restructure debt, and execute on future business combinations.”

About Pacific Energy Development (PEDEVCO Corp.)
PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal asset is its D-J Basin Asset located in the D-J Basin in Colorado. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas.

Forward-Looking Statements
All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequently filed Quarterly Reports on Form 10-Q under the heading “Risk Factors”. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company’s public filings with the SEC.

Important Information
In connection with the proposed business combination between PEDEVCO Corp. (“PEDEVCO”) and GOM Holdings, LLC (“GOM”), PEDEVCO currently intends to file a proxy statement with the SEC to seek approval for certain matters related thereto (the “Shareholder Approval”), as described more fully in PEDEVCO’s Current Report on Form 8-K filed with the SEC on December 30, 2015. This communication is not a substitute for any proxy statement or other document PEDEVCO may file with the SEC in connection with the Shareholder Approval. Prospective investors are urged to read the proxy statement when filed as it will contain important information. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of PEDEVCO. Prospective investors may obtain free copies of the proxy statement, when filed, as well as other filings containing information about PEDEVCO, without charge, at the SEC's website (www.sec.gov). Copies of PEDEVCO's SEC filings may also be obtained from PEDEVCO without charge at PEDEVCO's website (www.pacificenergydevelopment.com) or by directing a request to PEDEVCO at (855) 733-3826.
Participants in Solicitation
PEDEVCO and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the Shareholder Approval. Information regarding PEDEVCO's directors and executive officers is available in PEDEVCO's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 29, 2016. Additional information regarding the interests of such potential participants will be included in the proxy statement to be filed with the SEC by PEDEVCO in connection with the Shareholder Approval and in other relevant documents filed by PEDEVCO with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
Contacts
Pacific Energy Development

1-855-733-3826
PR@pacificenergydevelopment.com